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As filed with the Securities and Exchange Commission on February 23 , 2001

Registration Statement No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUIXOTE CORPORATION
(Exact name of issuer as specified in its charter)

Delaware	36-2675371
(State of Incorporation)	(I.R.S. Employer Identification No.)
One East Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

QUIXOTE CORPORATION 1993 LONG-TERM STOCK OWNERSHIP INCENTIVE PLAN
(Full title of the Plan)

Joan R. Riley
Vice President, Secretary and General Counsel
Quixote Corporation
One East Wacker Drive
Chicago, Illinois 60601
(Name and address of agent for service)

(312) 467-6755
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title Of Securities to be Registered	Amount Being Registered*	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock $.01 2/3 Par	350,000 Shares	$21.719	$7,601,650	$1,900.41

(1)
Estimated solely for purposes of calculating the registration fee under Rule 457(h), based upon the average of the high and low prices as reported by the NASDAQ National Market System on February 21, 2001.

•
This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Quixote Corporation 1993 Long-Term Stock Ownership Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Quixote Corporation.

Incorporation of Previously Filed Registration Statement

    As provided by General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8, File No. 33-32872, 333-81955, 33-74488 and File No. 333-62933 are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

4(a).	Quixote Corporation 1993 Long-Term Incentive Stock Plan, as amended, incorporated by reference from the Registrant's Report on Form 10-K for the year ended June 30, 2000, filed as Exhibit 10(c) thereto.
5.	Opinion of Counsel
23.1	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Joan R. Riley, Esq.
24	Powers of Attorney

    *Not filed; incorporated in Exhibit 5

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida on the 15th day of February, 2001.

QUIXOTE CORPORATION
By:	/s/ LESLIE J. JEZUIT Leslie J. Jezuit Chief Executive Officer and President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LESLIE J. JEZUIT Leslie J. Jezuit	Chief Executive Officer and Director (Principal Executive Officer)	February 15, 2001
/s/ DANIEL P. GOREY Daniel P. Gorey	Vice President, Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 15, 2001
/s/ PHILIP E. ROLLHAUS, JR. Philip E. Rollhaus, Jr.	Chairman and Director	February 15, 2001
/s/ JAMES H. DEVRIES James H. DeVries	Director	February 15, 2001
/s/ WILLIAM G. FOWLER William G. Fowler	Director	February 15, 2001
/s/ LAWRENCE C. MCQUADE Lawrence C. McQuade	Director	February 15, 2001
/s/ ROBERT D. VAN ROIJEN, JR. Robert D. van Roijen, Jr.	Director	February 15, 2001

EXHIBIT INDEX

Exhibit No.	Exhibit
5	Opinion of Counsel
23.1	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX